UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006

EXELIXIS, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-30235

Delaware	04-3257395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083-0511

(Address of Principal Executive Offices, Including Zip Code)

(650) 837-7000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 8, 2006, the Board of Directors of the Company, upon recommendation of the Company’s Compensation Committee, approved the 2007 base salaries (effective as of January 1, 2007) and 2007 target cash bonus amounts, expressed as a percentage of 2007 base salary, for the Company’s named executive officers (as defined under applicable securities laws), including the chief executive officer. Bonus awards for executives are discretionary but generally follow guidelines that set bonus targets based on the seniority of the applicable position. Bonus targets are also comprised of a Company performance component and a division/department performance component. At least 80% of the total bonus target for the Company’s named executive officers is determined by the Company performance component. The Company performance component is payable based on the extent to which the Company achieves the annual corporate and scientific goals that are established by the executive officers and approved by the Compensation Committee, and the division/department performance component is payable based on the extent to which the division/department of the respective executive officer contributed to the overall success of the Company. The 2007 base salaries and incentive bonus targets for the Company’s named executive officers are listed in Exhibit 10.1 attached hereto and incorporated herein by reference.

The Board of Directors, upon recommendation of the Company’s Compensation Committee, also approved the 2006 cash bonus amounts for the Company’s named executive officers. The bonuses awarded by the Board were within the previously disclosed 2006 target amounts set by the Compensation Committee, except that the Board awarded (i) Michael Morrissey a cash bonus equal to 50% of his 2006 base salary, which was above his target amount of 45%, and (ii) Pamela Simonton a cash bonus equal to 45% of her 2006 base salary, which was above her target amount of 35%.

Additional information regarding compensation of the named executive officers, including the factors considered by the Compensation Committee in determining actual compensation, will be included in the Company’s 2007 proxy statement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Compensation Information for the Company’s Named Executive Officers.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

EXELIXIS, INC.

Date: December 14, 2006	By:	/s/ Christoph Pereira
Christoph Pereira Vice President, Legal Affairs and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Compensation Information for the Company’s Named Executive Officers.